UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2012

(Exact name of Registrant as specified in its charter)

            Florida                            000-51421                         20-1449332
(State or other jurisdiction         (Commission                          (IRS Employer
of incorporation)                         File No.)                         Identification No.)

1150 S US Highway 1 Suite 302
Jupiter, FL 33477
561-249-1354

(Address and Telephone Number of Principal Executive Offices)

former address

601 Seafarer Circle, Suite 402

Jupiter, Florida 33477

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

Previous independent registered public accounting firm

(a) Since the inception of Core Medical Group, Inc. (the "Company") (f/k/a Swap and Shop.net Corp.) on March 4, 2004, the firm of Wieseneck, Andres & Company, P.A., North Palm Beach, Florida ("Wieseneck Andres") served as the Company's independent public accounting firm.  On April 22, 2008 Wieseneck Andres entered into a settlement agreement with the Public Company Accounting Oversight Board ("PCAOB") whereby Mr. Thomas B. Andres and the firm Wieseneck, Andres & Company, PA could not be affiliated with any PCAOB firm for a period of two (2) years. The PCAOB revoked the registration of Wieseneck, Andres & Company, P.A. ("Wieseneck Andres") on April 22, 2008 because of violations of PCAOB rules and standards in connection with audits of financial statements.  This settlement was reported in PCAOB Release No. 105-2008-001 and can be viewed at

http://pcaobus.org/Enforcement/Decisions/Documents/04-22_Wieseneck.pdf

Wieseneck, Andres & Company, P.A. was dismissed as the Company's independent accounting firm on April 22, 2008.

In connection with the audits of the Company's consolidated financial statements for the fiscal years ended May 31, 2007 and 2006 and the interim periods through April 22, 2008 (date of dismissal), there were (i) no disagreements between the Company and Wieseneck Andres on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Wieseneck Andres, would have caused Wieseneck Andres to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such year or for any reporting period since the Company's last year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Wieseneck Andres on the financial statements of the Company as of and for the fiscal years ended May 31, 2007 and 2006 and for the interim periods ended August 31, 2007, November 30, 2007 and February 28, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As of this date, Wieseneck Andres is no longer registered with the PCAOB, and the Company may not include audited reports issued by Wieseneck Andres in its filings with the Commission.  The Company has recently appointed a PCAOB registered firm to audit the financial statements for the Company for the fiscal years ended May 31, 2007 through 2012.  Due to the above described PCOAB sanctions regarding the firm of Wieseneck, Andres & Company, P.A.  the Company will be requesting a waiver of the prior auditor consent requirement, pursuant to SEC Regulation C Rule 47.  And accordingly, an Exhibit 16 Letter will not be attached to this filing.

New independent registered public accounting firm

On August 15, 2012, the audit committee of the Company's Board of Directors authorized the appointment of the firm Pybus & Company, P.A. ("Pybus") to serve as the Registrant's independent registered public accounting firm for the fiscal years ending May 31, 2007 through May 31, 2012.

During the Company's two most recent fiscal years and the subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted Pybus regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that Pybus concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Due to the deregistration of Wieseneck Andres & Co. CPA, the Company has been unable to obtain the consent of the prior independent accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012

Core Medical Group, Inc.

By:	/s/ Richard C. Turner
Treasurer and Chief Financial Officer